EXHIBIT 4.3

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                               SECURITY AGREEMENT

                                   dated as of

                               December 29, 2005,

                                      among

                               NATIONAL COAL CORP.

                           NATIONAL COAL CORPORATION,
                             NC TRANSPORTATION INC.
                                       and
                                NC RAILROAD, INC.

                and each other Subsidiary of National Coal Corp.
                 as may from time to time become a party hereto

                                   as Grantors

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      as Collateral Agent and Secured Party

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                                TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS..............................................2

         1.1      Certain Defined Terms; New York UCC Definitions..............2

         1.2      Rules of Interpretation......................................7

SECTION 2.            SECURITY INTEREST........................................7

         2.1      Grant of Security Interest...................................7

         2.2      Security for Secured Obligations.............................9

         2.3      Transfer of Collateral.......................................9

         2.4      Bailees......................................................9

SECTION 3.            REPRESENTATIONS AND WARRANTIES..........................10

         3.1      Representations in Perfection Certificate...................10

         3.2      Title; No Other Liens.......................................10

         3.3      Perfected Second Priority Liens.............................10

         3.4      Jurisdiction of Organization; Chief Executive Office........10

         3.5      Inventory and Equipment.....................................11

         3.6      Farm Products...............................................11

         3.7      Investment Property.........................................11

         3.8      Receivables.................................................11

         3.9      Intellectual Property.......................................11

         3.10     Deposit Accounts and Securities Accounts....................12

         3.11     Benefit to each Subsidiary Grantor..........................12

         3.12     Consents....................................................12

SECTION 4.            COVENANTS...............................................13

         4.1      Covenants in Indenture......................................13

         4.2      Delivery of Instruments, Certificated Securities and
                  Chattel Paper...............................................13

         4.3      Maintenance of Insurance....................................13

         4.4      Payment of Obligations......................................14

         4.5      Maintenance of Perfected Security Interest; Further
                  Documentation...............................................14

         4.6      Changes in Locations, Name, etc.............................15

         4.7      Notices.....................................................15

         4.8      Investment Property.........................................15


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
                                                                            ----

         4.9      Receivables.................................................17

         4.10     Intellectual Property.......................................17

         4.11     Deposit Accounts............................................19

         4.12     New Accounts................................................19

         4.13     Commercial Tort Claims......................................19

SECTION 5.            REMEDIAL PROVISIONS.....................................19

         5.1      Certain Matters Relating to Receivables.....................19

         5.2      Communications with Obligors; Grantors Remain Liable........20

         5.3      Pledged Stock...............................................21

         5.4      Proceeds To Be Turned Over to Secured Party.................22

         5.5      Application of Proceeds.....................................22

         5.6      Code and Other Remedies.....................................23

         5.7      Registration Rights.........................................24

         5.8      Deficiency..................................................25

         5.9      Non-Judicial Enforcement....................................25

SECTION 6.            THE SECURED PARTY.......................................25

         6.1      Secured Party's Appointment as Attorney-in-Fact, etc........25

         6.2      Secured Party's Appointment as Agent........................27

         6.3      Duty of the Secured Party...................................28

         6.4      Execution of Financing Statements...........................29

         6.5      Authority of the Secured Party..............................29

SECTION 7.            SUBORDINATION OF INDEBTEDNESS...........................29

         7.1      Subordination of All Subsidiary Grantor Claims..............29

         7.2      Claims in Bankruptcy........................................29

         7.3      Payments Held in Trust......................................30

         7.4      Liens Subordinate...........................................30

         7.5      Notation of Records.........................................30

SECTION 8.            MISCELLANEOUS...........................................30

         8.1      Amendments in Writing.......................................30

         8.2      Notices.....................................................31


                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
                                                                            ----

         8.3      No Waiver by Course of Conduct; Cumulative Remedies.........31

         8.4      Enforcement Expenses; Indemnification.......................31

         8.5      Successors and Assigns......................................31

         8.6      Set-Off.....................................................32

         8.7      Counterparts................................................32

         8.8      Severability................................................32

         8.9      Section Headings............................................32

         8.10     Integration.................................................32

         8.11     GOVERNING LAW...............................................33

         8.12     Submission To Jurisdiction; Waivers.........................33

         8.13     Acknowledgements............................................33

         8.14     WAIVER OF JURY TRIAL........................................34

         8.15     Additional Grantors.........................................34

         8.16     Releases....................................................34


                                     -iii-
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SCHEDULES

Schedule I        Notice Addresses

ANNEXES

Annex I           Form of Assumption Agreement for Additional Grantors
Annex II          Form of Deposit Account Control Agreement
Annex III         Form of Securities Account Control Agreement
Annex IV          Form of Perfection Certificate


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                               SECURITY AGREEMENT

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UPON AND AFTER THE OCCURRENCE OF THE FIRST LIEN CLOSING DATE (AS DEFINED BELOW), THE LIEN AND SECURITY INTEREST GRANTED TO THE SECURED PARTY PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECURED PARTY HEREUNDER WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) IN ACCORDANCE WITH THE TERMS THEREOF. DURING THE FIRST LIEN PERIOD, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

         THIS SECURITY AGREEMENT (this "AGREEMENT"), dated as of December 29, 2005, is made by NATIONAL COAL CORP., a Florida corporation, as grantor (the "COMPANY"), each of the undersigned direct and indirect subsidiaries of the Company (each of the undersigned subsidiaries being a "INITIAL SUBSIDIARY GRANTOR" and, collectively, the "INITIAL SUBSIDIARY GRANTORS"), and each other Person that may become an additional Grantor hereunder as provided in SECTION
8.15 hereof (any such Person, an "ADDITIONAL SUBSIDIARY GRANTOR" and, collectively with the Initial Subsidiary Grantors, the "SUBSIDIARY GRANTORS"; the Subsidiary Grantors and the Company are collectively referred to herein as the "GRANTORS"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as trustee, as Collateral Agent for and representative of (in such capacity, together with its successors and assigns, the "SECURED PARTY") the Holders (as defined in the Indenture).

                              W I T N E S S E T H:

         A. Pursuant to (i) that certain Indenture dated as of December 29, 2005 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the "INDENTURE") among the Secured Party, as Trustee for the Holders (as therein defined) (in such capacity, the "TRUSTEE"), the Company, as Issuer, and the Subsidiary Grantors, and (ii) the Purchase Agreement dated as of December 22, 2005 among the Company, the Subsidiary Grantors, and Jefferies & Company, Inc., as Initial Purchaser, the Company issued the Senior Secured Notes due 2010 (the "NOTES"). Capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Indenture.

         B. Upon the occurrence of the First Lien Closing Date (as defined below) and until the occurrence of the Discharge of First Lien Obligations (as defined in the Indenture), the Liens of the Collateral Agent for the benefit of the Holders and the Trustee created hereby will be subordinated to the Credit Facility Liens pursuant to an Intercreditor Agreement substantially in the form of Exhibit H to the Indenture, among the First Lien Agent, the Secured Party, as Trustee, the Company and the Subsidiary Grantors (as amended, amended and restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT").

         NOW, THEREFORE, in consideration of the premises and in order to induce
(a) the Initial Purchaser and other Holders to acquire the Notes and (b) the Trustee to enter into the Indenture, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Secured Party as follows:

SECTION 1.        DEFINITIONS.

         1.1 CERTAIN DEFINED TERMS; NEW YORK UCC DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings given to them below. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Letter of Credit Rights, Securities Account, Securities Intermediary and Supporting Obligations.

         The following terms shall have the following meanings:

         "ACCOUNT COLLATERAL" each Grantor's right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, each Deposit Account and Securities Account (including any successor accounts to any such accounts) and all amounts, investments and any other property (including, but not limited to, Checks, securities, financial assets, investment property, security entitlements and instruments) at any time deposited in or credited to any such account and all security entitlements with respect thereto, including all income or gain earned thereon and any Proceeds thereof.

         "AGREEMENT" means this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "BOOKS AND RECORDS" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the Collateral.

         "CHECKS"  means  checks  and  other   instruments   and  other  payment
instructions deposited into any Deposit Account or Securities Account.

         "COLLATERAL" has the meaning set forth in SECTION 2.1.

         "COLLATERAL ACCOUNT" means any collateral account established by the Secured Party as provided in SECTION 5.1 or 5.4.

         "COMPUTER HARDWARE AND SOFTWARE" means all rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disc drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (service code and object code in magnetic tape, disc or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams,


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manuals,  specifications,  training materials,  charts and pseudo codes; and all rights with respect thereto, including any and all licenses, options, warrants, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "CONTRACTS" means all contracts, agreements, instruments and indentures in any form (including, without limitation, any interest rate protection agreements, Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), and portions thereof, to which any Grantor is a party or under which any Grantor or any property of any Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder, (iii) all rights of any Grantor to perform and to exercise all remedies thereunder, (iv) any and all rights to receive and compel performance under any or all Contracts and (v) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

         "COPYRIGHT LICENSES" means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in the Perfection Certificate), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

         "COPYRIGHTS" means (I) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in the Perfection Certificate), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (II) the right to obtain all renewals thereof.

         "DEPOSIT ACCOUNT CONTROL AGREEMENT" means a Deposit Account Control Agreement, in substantially the form set forth on ANNEX II attached hereto or otherwise reasonably acceptable to the Secured Party, by and among a Grantor, the Secured Party and a depositary institution.

         "DOMAIN NAMES" means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

         "FILINGS" means the filing or recording of (i) the financing statements as set forth in the Perfection Certificate by the Grantors or their agents, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in the Perfection Certificate and (iii) any filings after the date hereof in any other jurisdiction as may be necessary under any requirement of law.

         "FINANCING DOCUMENTS" means the Indenture, the Notes and the Security Documents.

         "FIRST LIEN AGENT" means the financial institution or other Person acting as collateral agent for the holders of the First Lien Obligations in connection with any Liens securing such First Lien Obligations.


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


         "FIRST LIEN CLOSING DATE" means the earliest date on which both of the following shall have occurred: (a) the Company and/or one or more of its Subsidiaries shall have entered into a First Lien Credit Facility that complies with the terms and provisions of clause (1) of Section 4.09 of the Indenture and
(b) the execution and delivery of the Intercreditor Agreement by the First Lien Agent, the Trustee, the Company and the Subsidiary Grantors.

         "FIRST LIEN PERIOD" means the period commencing on (and including) the First Lien Closing Date and ending on the occurrence of the Discharge of First Lien Obligations.

         "GENERAL INTANGIBLES" means all "general intangibles" as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (I) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (II) all rights of such Grantor to damages arising thereunder and (III) all rights of such Grantor to perform and to exercise all remedies thereunder.

         "INDENTURE" has the meaning set forth in the recitals hereto.

         "INTELLECTUAL PROPERTY" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Domain Names, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses and all rights to sue at law or equity or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions or other impairments thereof and all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements, misappropriations, dilutions or other impairments thereof).

         "INTERCOMPANY NOTE" means any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

         "INTERCREDITOR AGREEMENT" has the meaning set forth in the recitals hereto.

         "INVESTMENT PROPERTY" means the collective reference to (A) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC and (B) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

         "ISSUERS" means the collective reference to each issuer of any Investment Property.

         "NEW YORK UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "NOTES" has the meaning set forth in the recitals hereto.

         "PATENT LICENSE" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use or sell or import any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in the Perfection Certificate.

         "PATENTS" means (I) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in the Perfection Certificate, (II) all applications for letters patent of the United States or any other country and all provisionals, divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in the Perfection Certificate, and (III) all rights to obtain any reissues or extensions of the foregoing.

         "PERFECTION CERTIFICATE" means a perfection certificate delivered by the Company to the Secured Party on the date hereof, in substantially the form set forth on ANNEX IV attached hereto.

         "PLEDGED NOTES" means all promissory notes listed on the Perfection Certificate, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

         "PLEDGED SECURITIES" means the Pledged Notes and the Pledged Stock.

         "PLEDGED STOCK" means the Equity Interests listed on the Perfection Certificate, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

         "PROCEEDS" means all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

         "RECEIVABLE" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "RELEASE DATE" means the earlier to occur of (i) the date upon which the amounts due and owing under the Notes and all other Secured Obligations then due and owing shall have been paid in full in cash, or (ii) as to any Subsidiary Grantor the date upon which all the capital stock or substantially all the assets of such Subsidiary Grantor shall have been sold or otherwise disposed of in accordance with the terms of the Indenture.

         "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of the Company and the Subsidiary Grantors or any other obligor thereof (including, without limitation,


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


the obligations under the guarantees by the Subsidiary Grantors and any other obligor thereunder and the obligations under the Registration Rights Agreement, but, with respect to the Registration Rights Agreement, only for Liquidated Damages payable thereunder) now or hereafter existing under or arising out of or in connection with the Indenture and the Notes, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against the Company or such Grantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party, the Trustee or any Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of the Grantors now or hereafter existing under this Agreement.

         "SECURITIES ACCOUNT CONTROL AGREEMENT" means a Securities Account Control Agreement, in substantially the form set forth on ANNEX III attached hereto or otherwise reasonably acceptable to the Secured Party, by and among a Grantor, the Secured Party and a Securities Intermediary.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBSIDIARY GRANTOR CLAIMS" means indebtedness owing to a Grantor by another Grantor.

         "TRADE SECRETS" means all trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto.

         "TRADE SECRET LICENSES" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including without limitation, any of the foregoing referred to in the Perfection Certificate.

         "TRADEMARK LICENSE" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in the Perfection Certificate.

         "TRADEMARKS" means (I) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in the Perfection Certificate, and (II) the right to obtain all renewals thereof.


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


         1.2 RULES OF INTERPRETATION. As used herein, and any certificate or other document made or delivered pursuant hereto:

                  (a) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (b) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings);

                  (c) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, equity interests, securities, vessels, equipment, revenues, accounts, leasehold interests and contract rights;

                  (d) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified;

                  (e) the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms;

                  (f) the expressions "payment in full", "paid in full" and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the payment in full, in immediately available funds, of all the Secured Obligations;

                  (g) in any computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding" and the word "through" means "to and including";

                  (h) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions herein); and

                  (i) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof;

SECTION 2.        SECURITY INTEREST.

         2.1 GRANT OF SECURITY INTEREST. Each Grantor hereby pledges, assigns and transfers to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                  (a)      all Accounts;

                  (b)      all Account Collateral;

                  (c)      all Books and Records;

                  (d)      all Chattel Paper;

                  (e)      all  Commercial  Tort  Claims   (including,   without
         limitation, those set forth in the Perfection Certificate);

                  (f)      all Computer Hardware and Software;

                  (g)      all Contracts;

                  (h)      all Documents;

                  (i)      all Equipment;

                  (j)      all General Intangibles;

                  (k)      all Goods;

                  (l)      all Instruments;

                  (m)      all Intellectual Property;

                  (n)      all Inventory;

                  (o)      all Investment Property;

                  (p)      all Letter of Credit Rights;

                  (q) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                  (r)      all  other  personal   property  to  the  extent  not
         otherwise described above; and

                  (s) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Collateral shall expressly exclude certificates of deposit and similar instruments, whether held on the date of this Agreement or acquired in the future, used by the Company or any of its Subsidiaries for the sole purpose of enabling the Company or any of its Subsidiaries to purchase or post reclamation, surety, or similar bonds PROVIDED that (i) the cash designated for the purchase of such certificates of deposits and similar instruments shall be deposited in a specially designated account and shall constitute Collateral while it is held in such an account, (ii) such cash shall be released from the Collateral automatically upon its withdrawal from such account for the purpose of the purchase of such certificates of deposits and similar instruments for so long as such certificates of deposits and similar instruments are issued in the name of the Company or such Subsidiary and (iii) upon the termination or expiration, and release of such certificates of deposits and similar instruments, such cash shall once again constitute Collateral.

         Each item of Collateral listed in this SECTION 2.1 that is defined in Articles 8 or 9 of the New York UCC and that is not otherwise defined herein shall have the meaning set forth in the New York UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded pursuant to the immediately preceding paragraph.

         2.2 SECURITY FOR SECURED OBLIGATIONS. This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor.

         2.3 TRANSFER OF COLLATERAL. All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Secured Party or a Person designated by the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Secured Party; PROVIDED, HOWEVER, that upon the occurrence of the First Lien Closing Date, the Secured Party shall deliver such certificates and instruments to the First Lien Agent to the extent required pursuant to the Intercreditor Agreement. Notwithstanding the preceding sentence, at the Secured Party's discretion, all such Pledged Securities must be delivered or transferred in such manner as to permit the Secured Party to be a "protected purchaser" to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Secured Party otherwise qualifies as a protected purchaser). During the continuance of an Event of Default (but subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement), the Secured Party shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Securities. In addition, during the continuance of an Event of Default (but subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement), the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

         2.4 BAILEES. Any Person (other than the Secured Party) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as pledge holder and bailee and agent for perfection for, the Secured Party. At any time and from time to time during the continuance of an Event of Default, the Secured Party may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the bailee of and agent for perfection for, and as pledge holder for, the Secured Party, and request such Person's written acknowledgment thereof. Without limiting the generality of the foregoing, during the continuance of an Event of Default, each Grantor will join with the Secured Party upon the Secured Party's request in notifying any Person who has possession of any Collateral of the Secured Party's security interest therein and requesting an acknowledgment from such Person that it is holding the Collateral for the benefit of the Holders.

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

         To induce the Secured Party to enter into the Indenture and to induce the Initial Purchaser to enter into the Purchase Agreement and purchase the Notes thereunder, each Grantor hereby represents and warrants to the Secured Party, the Initial Purchaser and each other Holder that:

         3.1 REPRESENTATIONS IN PERFECTION CERTIFICATE. The representations and warranties of such Grantor set forth in the Perfection Certificate as they relate to such Grantor or to the Indenture or the Notes to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Party and each Holder shall be entitled to rely on each of them as if they were fully set forth herein.

         3.2 TITLE; NO OTHER LIENS. Except for Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Secured Party, for the ratable benefit of the Holders and the Trustee, pursuant to this Agreement and
(ii) as are permitted by the Indenture.

3.3 PERFECTED SECOND PRIORITY LIENS. Upon completion of the Filings and other actions specified on the Perfection Certificate (which, in the case of all Filings and other documents referred to on said Perfection Certificate, have been delivered to the Secured Party in completed and duly executed form) (or, in the case of (x) all Deposit Accounts, Securities Accounts and the Collateral Account, the obtaining and maintenance of "control" (as described in the Code),
(y) in the case of Commercial Tort Claims, the taking of the actions required by
SECTION 4.13 herein and (z) in the case of Letter of Credit Rights, the taking of the actions required by SECTION 4.5(C) hereof), the security interests granted pursuant to this Agreement (1) will constitute valid perfected security interests in all of the Collateral, to the extent that a security interest may be perfected by Filings, in favor of the Secured Party, for the ratable benefit of the Holders and the Trustee as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are (2) prior to all other Liens on the Collateral in existence on the date hereof except for (x) unrecorded Liens permitted by the Indenture which have priority over the Liens on the Collateral by operation of law and (y) Permitted Liens.

         3.4 JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization

(if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on the Perfection Certificate.

         3.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on the Perfection Certificate.

         3.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         3.7      INVESTMENT PROPERTY.

                  (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding Equity Interests of each Issuer owned by such Grantor.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Liens created by this Agreement and, during the First Lien Period, the Credit Facility Liens.

         3.8      RECEIVABLES.

                  (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party (or, after the occurrence of the First Lien Closing Date, to the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement).

                  (b)      None  of  the  obligors  on  any   Receivables  is  a
         Governmental Authority.

                  (c) The amounts represented by such Grantor to the Holders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

         3.9      INTELLECTUAL PROPERTY.

                  (a) The Perfection Certificate lists all registrations and applications for Intellectual Property and trade names (whether or not subject to an application or registration) that are owned by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all material Intellectual Property owned or used by such Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in the Perfection Certificate, on the date hereof, none of the Intellectual Property owned or used by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

         3.10 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Each Grantor is the record and beneficial owner of, and has good title to, the Deposit Accounts and Securities Accounts pledged by it hereunder, free of any and all Liens or options in favor or, or claims of, any other Person, except the Security Interest created by this Agreement, rights of setoff of any depository bank or securities intermediary and, during the First Lien Period, Credit Facility Liens. As of the date hereof, all Deposit Accounts and Securities Accounts held by a Grantor (other than those maintained with the Collateral Agent) are subject to a Deposit Account Control Agreement and a Securities Account Control Agreement, as applicable.

         3.11 BENEFIT TO EACH SUBSIDIARY GRANTOR. The Company is a member of an affiliated group of companies that includes each Subsidiary Grantor, and the Company and the Subsidiary Grantors are engaged in related businesses. Each Subsidiary Grantor is a Subsidiary of the Company and its obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Subsidiary Grantor and the Company.

         3.12 CONSENTS. Except as set forth in the Perfection Certificate, no consent of any party (other than a Grantor) to any Copyright License, Patent License, Trade Secret License or Trademark License constituting Collateral or any obligor in respect of any material Account constituting Collateral or which owes in the aggregate a material portion of all the Accounts constituting
Collateral is required, or purports to be required, to be obtained by or on behalf of any Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Copyright License, Patent License, Trade Secret License, Trademark License and Account constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the knowledge of such Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Copyright License, Patent License, Trade Secret License, Trademark License or Account constituting Collateral to be in full force and effect or valid or legally enforceable could not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. Except as set forth on the Perfection Certificate, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Copyright Licenses, Patent Licenses, Trade Secret Licenses, Trademark Licenses and Accounts constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain could not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. Except as set forth on the Perfection Certificate, no Grantor nor (to the knowledge of any Grantor) any other party to any Copyright License, Patent License, Trade Secret License or Trademark License or Account constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as could not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral.

SECTION 4.        COVENANTS.

         Each Grantor covenants and agrees with the Secured Party and the other Holders that, from and after the date of this Agreement until the Release Date:

         4.1 COVENANTS IN INDENTURE. In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

         4.2 DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, to First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement), duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

         4.3      MAINTENANCE OF INSURANCE.

                  (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, the Equipment and all real property subject to a Mortgage against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring such Grantor, the Secured Party and the other Holders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured

         Party as insured party and, subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement, loss payee as its interests may appear, (iii) if reasonably requested by the Secured Party, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Secured Party.

                  (c) The Company shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Company's annual financial statements pursuant to Section 4.03 of the Indenture and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

         4.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         4.5      MAINTENANCE   OF   PERFECTED   SECURITY   INTEREST;    FURTHER
DOCUMENTATION.

                  (a) Other than as permitted by this Agreement or the Indenture, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in SECTION 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever including without limitation, completing the Filings and filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  (b) Such Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Secured Party may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of such Grantor, subject (after the occurrence of the First Lien Closing Date) to the Intercreditor Agreement, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby,
         (ii) in the case of Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions reasonably necessary to enable the Secured Party to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, and (iii) in the case of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, at the request of the Secured Party (to the extent not delivered after the First Lien Closing Date to the First Lien Agent for the benefit of the holders of the First Lien Obligations and, pursuant to the Intercreditor Agreement, the Holders), execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and within 30 days after the end of each calendar quarter, deliver to the Secured Party copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

         4.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Secured Party and delivery to the Secured Party of copies of all filed additional financing statements, and other documents (in each case, properly executed) reasonably requested by the Secured Party, to maintain the validity, perfection and priority of the security interests provided for herein:

                  (a)      change  its   jurisdiction  of  organization  or  the
         location of its chief executive office or sole place of business from that referred to in SECTION 3.4; or

                  (b)      change its name.

         4.7 NOTICES. Such Grantor will advise the Secured Party promptly, in reasonable detail, of:

                  (a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Secured Party to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         4.8      INVESTMENT PROPERTY.

                  (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Party and the other Holders, hold the same in trust for the Secured Party and the other Holders and deliver the same forthwith to the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, to the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement) in the exact form received, duly indorsed by such Grantor to the Secured Party (or to the First Lien Agent, as applicable), together with an undated stock power covering such certificate duly executed in blank by such Grantor and with signature guaranteed, to be held by the Secured Party (or, during the First Lien Period, by the First Lien Agent), subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, to the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement) to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Secured Party, be delivered to the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, to the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement) to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Secured Party (or to the First Lien Agent, as applicable), hold such money or property in trust for the Secured Party and the other Holders, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

                  (b) Without the prior written consent of the Secured Party, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking that restricts the right or ability of such Grantor or the Secured Party to sell, assign or transfer any of the Investment Property or Proceeds thereof; provided, however, that after the occurrence of the First Lien Closing Date, the rights of the Secured Party under this CLAUSE (B) shall be subject to the terms of the Intercreditor Agreement.

                  (c) In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Secured Party promptly in writing of the occurrence of any of the events described in SECTION 4.8(A) with respect to the Investment Property issued by it and (iii) the terms of SECTIONS 5.3(C) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to SECTION 5.3(C) or 5.7 with respect to the Investment Property issued by it.

         4.9      RECEIVABLES.

                  (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not, without prior written consent from the Secured Party (such consent to be provided at the Secured Party's sole discretion), (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Secured Party a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         4.10     INTELLECTUAL PROPERTY.

                  (a) Except as otherwise permitted under the Indenture, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Except as otherwise permitted under the Indenture, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned or used by such Grantor may become forfeited, abandoned or dedicated to the public.

                  (c) Except as otherwise permitted under the Indenture, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property owned or used by such Grantor to infringe the intellectual property rights of any other Person.

                  (e) Such Grantor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Secured Party within five Business Days after the last day of the fiscal quarter in which such filing occurs and will notify the Secured Party of any acquisition by such Grantor of any exclusive rights under a material Copyright License, Patent License, Trade Secret License or Trademark License within five Business Days after the last day of the fiscal quarter in which such agreement shall have become effective. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers necessary to evidence the Secured Party's and the other Holders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; PROVIDED, if, in the reasonable judgment of such Grantor, after due inquiry, so evidencing such interest would result in the grant of a Trademark registration or Copyright registration in the name of the Secured Party, such Grantor shall give written notice to the Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark registration or Copyright registration, as the case may be.

                  (g) Except as otherwise permitted under the Indenture, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such

         Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Secured Party after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to seek to recover any and all damages for such infringement, misappropriation or dilution.

                  (i) such Grantor will take all reasonable and necessary steps to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

         4.11 DEPOSIT ACCOUNTS. No Grantors shall deposit or in any way transfer any money into any account listed in Schedule 11 of the Perfection Certificate as an account used exclusively for payroll purposes, except to the extent required to pay such Grantor's employees' wages, or as otherwise required by law.

         4.12 NEW ACCOUNTS. No Grantors shall open any new Deposit Account or Security Account unless such account is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, or such Deposit Account or Securities Account is maintained with the Collateral Agent. All such Deposit Account Control Agreements and Securities Account Control Agreements shall be in substantially the same form as ANNEX II and ANNEX III, as applicable, or in such other form as the Secured Party shall reasonably approve, and the Grantors shall deliver true, correct and complete and fully executed copies of the same to the Secured Party. This SECTION 4.12 will not apply to one or more such new Deposit Accounts and Securities Accounts containing cash in the amount of (or in the case of any Securities Accounts, Investment Property having a fair market value of) no more than $25,000 in the aggregate with all other such new Deposit Accounts and Securities Accounts.

         4.13 COMMERCIAL TORT CLAIMS. If any Grantor shall at any time hold or acquire, or otherwise become plaintiff or claimant in respect of, any Commercial Tort Claim, such Grantor will (a) promptly notify the Secured Party thereof, including a reasonably detailed description of such Commercial Tort Claim, and (b) if in excess of $20,000, grant to the Secured Party a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, pursuant to one or more written supplements in form and substance reasonably satisfactory to the Secured Party.

SECTION 5.        REMEDIAL PROVISIONS

         5.1      CERTAIN MATTERS RELATING TO RECEIVABLES.

                  (a)      At  any  time  and  from  time  to  time   after  the
         occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Secured Party may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Secured Party's request, at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Secured Party hereby authorizes each Grantor to collect such Grantor's Receivables, and the Secured Party (subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement), may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in a Collateral Account maintained under the sole dominion and control of the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, of the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement), subject to withdrawal by the Secured Party for the account of the Holders only as provided in Section 5.5 and in accordance with the Intercreditor Agreement (if applicable), and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Party and the other Holders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) During the continuance of a Default, at the Secured Party's request, each Grantor shall deliver to the Secured Party all original (or, during the First Lien Period, copies of original) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

         5.2      COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE.

                  (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Secured Party in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Secured Party's satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the written request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Secured Party for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Secured Party (subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement).

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Secured Party nor any other Holder shall have any obligation or liability under any Receivable (or any agreement giving rise thereto), by reason of or arising out of this Agreement or the receipt by the Secured Party or any other Holder of any payment relating thereto, nor shall the Secured

         Party or any other Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.3      PLEDGED STOCK.

                  (a) Unless an Event of Default shall have occurred and be continuing and (unless any of the events described in Sections 6.01(9) and (10) of the Indenture shall have occurred with respect to such Grantor) the Secured Party shall have given written notice to the relevant Grantor of the Secured Party's intent to exercise its corresponding rights pursuant to SECTION 5.3(B), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the
         Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; PROVIDED, HOWEVER, that no vote shall be cast or corporate or other organizational right exercised or other action taken that, in the Secured Party's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Financing Document.

                  (b) If an Event of Default shall occur and be continuing and the Secured Party elects to exercise one of the following remedies (unless any of the events described in paragraph 9 or 10 of Section
         6.01 of the Indenture shall have occurred with respect to such Grantor), the Secured Party shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement, (i) the Secured Party shall have the right to receive any and all cash dividends, distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Secured Party may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise
         (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Secured Party of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the

         Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to
         (i) comply with any instruction received by it from the Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement and, to the extent applicable, the Intercreditor Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, and subject, after the occurrence of the First Lien Closing Date, to the Intercreditor Agreement, pay any dividends or other payments with respect to the Investment Property directly to the Secured Party.

                  (d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Stock or Pledged Notes is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Stock or Pledged Notes issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, in the First Lien Agent) who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

         5.4 PROCEEDS TO BE TURNED OVER TO SECURED PARTY. In addition to the rights of the Secured Party and the other Holders specified in SECTION 5.1 with respect to payments of Receivables and SECTION 5.3 with respect to payments in respect of Investment Property, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and cash equivalents shall be held by such Grantor in trust for the Secured Party and the other Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party (or, if required by the Intercreditor Agreement, to the First Lien Agent, as bailee and agent for perfection for the Secured Party under the Intercreditor Agreement) in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, or to the First Lien Agent, as applicable, if required). All Proceeds received by the Secured Party hereunder shall be held by the Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Secured Party in a Collateral Account (or by such Grantor in trust for the Secured Party and the other Holders) shall continue to be held as collateral security for all the obligations and shall not constitute payment thereof until applied as provided in SECTION 5.5.

         5.5 APPLICATION OF PROCEEDS. At any time that an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement, the Secured Party may apply all or any part of the Proceeds of any collection or sale of the Collateral, and any Collateral consisting of cash, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:

                           (i) FIRST, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with this Agreement, the Indenture, any other Financing Document or any of the Secured Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Secured Party of any right or remedy under this Agreement, the Indenture or any other Financing Document;

                           (ii) SECOND, to the ratable satisfaction of all other Secured Obligations (with any amounts so payable in respect of Secured Obligations under the Indenture paid to the Secured Party for application in accordance with Section 3.02 of the Indenture); and

                           (iii)    THIRD,  to  the  relevant   Grantor  or  its
                  successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

         5.6      CODE AND OTHER REMEDIES.

                  (a) If an Event of Default shall occur and be continuing, the Secured Party, on behalf of the Holders, may exercise, subject to the Intercreditor Agreement, in addition to all other rights and remedies granted to them in this Agreement, the Indenture and the other Financing Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or otherwise available at law or in equity. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, subject to the Intercreditor Agreement, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or any other Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party or any other Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor's premises or elsewhere. Upon any such sale or transfer, the Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this SECTION 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party and the other Holders hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Secured Party account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party or any other Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  (b) In the event that the Secured Party elects not to sell the Collateral, the Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

                  (c) The Secured Party will not submit an "Notice of Exclusive Control" under a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, unless an Event of Default has occurred and is continuing.

                  (d) The Secured Party may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

         5.7      REGISTRATION RIGHTS.

                  (a) If the Secured Party shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to SECTION 5.6, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and

         Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 5.7 valid and binding and in compliance with any and all other applicable laws. Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 5.7 will cause irreparable injury to the Secured Party and the other Holders, that the Secured Party and the other Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

         5.8 DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Secured Party or any other Holder to collect such deficiency.

         5.9 NON-JUDICIAL ENFORCEMENT. The Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Secured Party to enforce its rights by judicial process.

SECTION 6.        THE SECURED PARTY

         6.1      SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC.

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, subject to the Intercreditor Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, subject to the Intercreditor Agreement, to do any or all of the following:

                           (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                           (ii)     in the  case of any  Intellectual  Property,
                  execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party's and the other Holders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                           (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                           (iv) execute, in connection with any sale provided for in SECTION 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                           (v)      direct  any  party  liable  for any  payment
                  under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; assign any Copyright, Patent, Domain Name, Trade Secret or Trademark (along with the goodwill of the business to which any such Copyright, Patent, Domain Name, Trade Secret or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's and the other Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  (b) Anything in this SECTION 6.1 to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this SECTION 6.1 unless an Event of Default shall have occurred and be continuing.

                  (c) If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (d) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this SECTION 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on past due Notes under the Indenture, from the date of payment by the Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.

                  (e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         6.2      SECURED PARTY'S APPOINTMENT AS AGENT.

                  (a) The Secured Party has been appointed to act as Secured Party hereunder by the Trustee and the Holders. The Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the Indenture; PROVIDED that Secured Party shall, subject to the terms of the Intercreditor Agreement, exercise, or refrain from exercising, any remedies provided for in SECTION 5.6 in accordance with the instructions of Holders representing more than 50% of the aggregate amount of the Secured Obligations.

                  (b) Unless the Trustee has appointed a co-Collateral Agent under the terms of the Indenture, the Secured Party shall at all times be the same Person that is the Trustee under the Indenture. Written notice of resignation by the Trustee pursuant to subsection 7.08(b) of the Indenture shall also constitute notice of resignation as the Secured Party under this Agreement; removal of the Trustee pursuant to subsection 7.08(b) of the Indenture shall also constitute removal as the Secured Party under this Agreement; and appointment of a successor Trustee pursuant to subsection 7.08(a) of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as the Trustee under subsection 7.08(a) of the Indenture by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and
         (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Trustee's resignation or removal hereunder as the Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

         6.3 DUTY OF THE SECURED PARTY. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. None of the Secured Party, the Holders or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party and the other Holders hereunder are solely to protect the Secured Party's and the other Holders' interests in the Collateral and shall not impose any duty upon the Secured Party or any other Holder to exercise any such powers. The Secured Party and the other Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Secured Party or any other Holder to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Secured Party or any other Holder now has or may hereafter have against each Grantor, any Grantor or other Person.

         6.4 EXECUTION OF FINANCING STATEMENTS. Pursuant to any applicable law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Each Grantor authorizes the Secured Party to use the collateral description "all assets" or "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Secured Party of any financing statement with respect to the Collateral made prior to the date hereof. Nothing in this SECTION 6.4 shall relieve the Grantor from its obligation to make the Filings or file any continuation statements.

         6.5 AUTHORITY OF THE SECURED PARTY. Each Grantor acknowledges that the rights and responsibilities of the Secured Party under this Agreement with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Party and the other Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Secured Party and the Grantors, the Secured Party shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.        SUBORDINATION OF INDEBTEDNESS

         7.1 SUBORDINATION OF ALL SUBSIDIARY GRANTOR CLAIMS. As used herein, the term "SUBSIDIARY GRANTOR CLAIMS" shall mean all debts and obligations of the Company or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Subsidiary Grantor Claims unless otherwise consented to by the Secured Party.

         7.2 CLAIMS IN BANKRUPTCY. Subject to the Intercreditor Agreement, in the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving any Grantor, the Secured Party on behalf of itself and the other Holders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments that would otherwise be payable upon Subsidiary Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Secured Party for the benefit of the Secured Party and the other Holders for application against the Secured Obligations in the manner determined by the Secured Party. Should the Secured Party or any other Holder receive, for application upon the Secured Obligations, any such dividend or payment that is otherwise payable to any Grantor, and that, as between such Grantor and the applicable Secured Party or Holder, shall constitute a credit upon the Subsidiary Grantor Claims, then upon payment in full of the Secured Obligations, the intended recipient shall become subrogated to the rights of the Secured Party and the other Holders to the extent that such payments to the Secured Party and the other Holders on the Subsidiary Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations that would have been unpaid if the Secured Party and the other Holders had not received dividends or payments upon the Subsidiary Grantor Claims.

         7.3      PAYMENTS  HELD IN  TRUST.  In the event  that  notwithstanding
SECTION 7.1 and SECTION 7.2 any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees:
(a) to hold in trust for the Secured Party and the other Holders an amount equal to the amount of all funds, payments, claims or distributions so received, and
(b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Secured Party (or, after the occurrence of the First Lien Closing Date and to the extent required by the Intercreditor Agreement, to the First Lien Agent), for the benefit of the Secured Party and the other Holders; and each Grantor covenants promptly to pay the same to the Secured Party (or to the First Lien Agent, as applicable).

         7.4 LIENS SUBORDINATE. Each Grantor agrees that, until the Release Date, any Liens securing payment of the Subsidiary Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Secured Party or other Holder presently exist or are hereafter created or attach. Without the prior written consent of the Secured Party, no Grantor, during the period in which any of the Secured Obligations are outstanding shall
(a) exercise or enforce any creditor's right it may have against any debtor in respect of the Subsidiary Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Lien held by it.

         7.5 NOTATION OF RECORDS. All promissory notes and all accounts receivable ledgers or other evidence of the Subsidiary Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

SECTION 8.        MISCELLANEOUS

         8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.

         8.2 NOTICES. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 13.02 of the Indenture; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on SCHEDULE I hereto.

         8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Secured Party nor any other Holder shall by any act (except by a written instrument pursuant to SECTION 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party or any other Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party or any other Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party or such other Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4      ENFORCEMENT EXPENSES; INDEMNIFICATION.

                  (a) Each Subsidiary Grantor agrees to pay or reimburse each of the Secured Party and each other Holder for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Financing Documents to which such Subsidiary Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Secured Party and each other Holder.

                  (b) Each Subsidiary Grantor agrees to pay, and to save the Secured Party and the other Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Subsidiary Grantor agrees to pay, and to save the Secured Party and the other Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 7.07 of the Indenture.

                  (d) The agreements in this SECTION 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the other Financing Documents and shall survive, as to a Secured Party, the resignation or removal of such Secured Party.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and the other

Holders and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

         8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Secured Party and each other Holder at any time and from time to time while an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party or such Holder to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Secured Party or such Holder may elect, against and on account of the obligations and liabilities of such Grantor to the Secured Party or such Holder hereunder and claims of every nature and description of the Secured Party or such Holder against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Financing Document or otherwise, as the Secured Party or such Holder may elect, whether or not the Secured Party or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Secured Party and each other Holder shall notify such Grantor promptly of any such set-off and the application made by the Secured Party or such Holder of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Party and each other Holder under this SECTION 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party or such Holder may have.

         8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 INTEGRATION. This Agreement, the Indenture and the other Financing Documents represent the agreement of the Grantors, the Secured Party and the other Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party or any Holder relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Indenture or the other Financing Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in SECTION 8.2 or at such other address of which the Secured Party shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

         8.13     ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

                  (b) neither the Secured Party nor any other Holder has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Secured Party and Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Holders or among the Grantors and the Holders.

         8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         8.15 ADDITIONAL GRANTORS. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.17 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of ANNEX I hereto.

         8.16     RELEASES.

                  (a) After the Release Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all
         obligations   (other  than  those  expressly  stated  to  survive  such
         termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to the such Grantor any Collateral held by the Secured Party hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral or any Mortgaged Property (as defined in any Mortgage) shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Secured Party, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor, without any representation or warranty by the Secured Party, all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral or Mortgaged Property. At the request and sole expense of the Company, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture; PROVIDED that the Company shall have delivered to the Secured Party, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Indenture and the other Financing Documents.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Secured Party

                                       By:   /s/ Jane Y. Schweiger
                                             -----------------------------------
                                       Name:  Jane Y. Schweiger
                                       Title: Vice President


                                       NATIONAL COAL CORP.

                                       By:   /s/ Jon Nix
                                             -----------------------------------
                                       Name:  Jon Nix
                                       Title: CEO


                                       NATIONAL COAL CORPORATION

                                       By:   /s/ Jon Nix
                                             -----------------------------------
                                       Name:  Jon Nix
                                       Title: CEO


                                       NC TRANSPORTATION, INC.

                                       By:   /s/ Jon Nix
                                             -----------------------------------
                                       Name:  Jon Nix
                                       Title: CEO


                                       NC RAILROAD, INC.

                                       By:   /s/ Robert Pardue
                                             -----------------------------------
                                       Name:  Robert Pardue
                                       Title: President

                                   SCHEDULE I

                         NOTICE ADDRESSES OF GUARANTORS



         To all Guarantors at:

         National Coal Corp.
         8915 George Williams Road
         Knoxville, TN 37923
         Telecopier No.: (865) 691-9982
         Attention:  General Counsel

         With a copy to:

         Mayer, Brown, Rowe & Maw LLP
         71 S. Wacker Drive
         Chicago, IL 60606
         Telecopier No.: (312) 701-7711
         Attention:  James Junewicz

                                   Annex I to
                               SECURITY AGREEMENT

         ASSUMPTION AGREEMENT, dated as of ___, 20[ ], made by ______________, a ______________ (the "ADDITIONAL GRANTOR"), in favor of Wells Fargo Bank, National Association, as the Secured Party under the Indenture referred to below (together with its successors and assigns, the "SECURED PARTY").

         All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, National Coal Corp. (the "COMPANY") and the Secured Party have entered into the Indenture, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE");

         WHEREAS, in connection with the Indenture, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Security Agreement, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") in favor of the Secured Party and the other Holders;

         WHEREAS, the Indenture requires the Additional Grantor to become a party to the Security Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SECURITY AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in ANNEX 1-A hereto is hereby added to the information set forth in the Perfection Certificate. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in
Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN  WITNESS  WHEREOF,   the  undersigned  has  caused  this  Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                       [ADDITIONAL GRANTOR]

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                   Annex II to
                               SECURITY AGREEMENT



         DEPOSIT ACCOUNT CONTROL AGREEMENT, dated as of [__________, 200_], between WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Secured Party under the Indenture referred to below (together with its successors and assigns, the "SECURED PARTY"), [APPLICABLE GRANTOR] (the "DEPOSITOR") and [Name of Bank] (the "BANK").

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, [the Depositor][National Coal Corp.] and the Secured Party have entered into the Indenture, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE");

         WHEREAS, in connection with the Indenture, the Depositor, [EACH OTHER GRANTOR] have entered into the Security Agreement, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") in favor of the Secured Party and the other Holders;

         WHEREAS, pursuant to the Security Agreement, the Depositor granted to the Secured Party and the other Holders, a security interest in certain collateral, including but not limited to all right, title or interest of the Depositor in deposit account number [_________] maintained by the Bank (the "ACCOUNT"); and

         WHEREAS, the Secured Party, the Depositor and the Bank have agreed to execute and deliver this Deposit Account Control Agreement in order to perfect the security interest of the Secured Party in the Account;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE ACCOUNT. All parties agree that the Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code of the State of New York (the "UCC"). The Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of the Secured Party and the Depositor.

SECTION 2. SUBORDINATION OF SECURITY INTEREST. The Bank hereby subordinates all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of the Bank's customary fees and charges pursuant to its agreement with the Depositor.

SECTION 3. CONTROL. The Bank will comply with instructions originated by the Secured Party directing disposition of the funds in the Account without further consent by the Depositor. The Bank may comply with instructions directing the disposition of funds in the Account originated by the Depositor or its authorized representatives until such time as the Secured Party delivers a notice to the Bank that the Secured Party is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." After the Bank receives a Notice of Exclusive Control, it will cease complying with instructions concerning the Account or funds on deposit therein originated by the Depositor or its representatives.

SECTION 4. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. The Bank will send copies of all statements concerning the Account to each of the Depositor and the Secured Party at the address set forth in SECTION 13 below. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, the Bank will make reasonable efforts promptly to notify the Secured Party and the Depositor thereof.

SECTION 5. LIMITED RESPONSIBILITY OF THE BANK. Except for acting on the Depositor's instructions in violation of SECTION 3 above, the Bank shall have no responsibility or liability to the Secured Party for complying with instructions concerning the Account from the Depositor or the Depositor's authorized representatives which are received by the Bank before the Bank receives a Notice of Exclusive Control. The Bank shall have no responsibility or liability to the Depositor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by the Secured Party, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if the Depositor notifies the Bank that the Secured Party is not legally entitled to originate any such instruction or Notice of Exclusive Control.

SECTION 6. INDEMNIFICATION OF THE BANK. The Depositor hereby agrees to indemnify and hold harmless the Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Bank's gross negligence or willful misconduct.

SECTION 7. OTHER AGREEMENTS. In the event of a conflict between this Agreement and any other agreement between the Bank and the Depositor, the terms of this Agreement will prevail; PROVIDED, HOWEVER, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between the Bank and the Depositor pursuant to a separate agreement.

SECTION 8. TERMINATION. This Agreement shall continue in effect until the Secured Party has notified the Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of the Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Secured Party shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by the Secured Party shall be deemed to be of no further force and effect.

SECTION 9. COMPLETE AGREEMENT. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to SECTION 8 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

SECTION 10. AMENDMENTS. No amendment, modification or (except as otherwise specified in SECTION 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under SECTION 13 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

SECTION 11. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 12. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Agreement may be assigned by the Secured Party to any successor of the Secured Party under its security agreement with the Depositor, provided that written notice thereof is given by the Secured Party to the Bank.

SECTION 13. NOTICES. All notices, requests and demands to or upon the Secured Party or the Depositor shall be effected in the manner provided for in
Section 8.01 of the Indenture; PROVIDED that any such notice, request or demand to or upon the Bank shall be addressed to the Bank at its notice address set forth on SCHEDULE 1.

SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SECTION 15. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the law of the State of [ ]. The parties agree that New York is the "bank's jurisdiction" for purposes of the UCC.

                                       SIGNATURES:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Secured Party

                                       By:______________________________________
                                       Name:
                                       Title:

                                       By:______________________________________
                                       Name:
                                       Title:



                                       [APPLICABLE GRANTOR]

                                       By:______________________________________
                                       Name:
                                       Title:



                                       [BANK]

                                       By:______________________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE 1


                           NOTICE ADDRESS OF THE BANK

                                  Annex III to
                               SECURITY AGREEMENT

                                     FORM OF
                      SECURITIES ACCOUNT CONTROL AGREEMENT

         SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of [__________, 200_], between WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Secured Party under the Indenture referred to below (together with its successors and assigns, the "SECURED PARTY"), [APPLICABLE GRANTOR] (the "DEPOSITOR") and [Name of Bank] (the "BANK").

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, [the Depositor][National Coal Corp.] and the Secured Party have entered into the Indenture, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE");

         WHEREAS, in connection with the Indenture, the Depositor, [EACH OTHER GRANTOR] have entered into the Security Agreement, dated as of [____________] [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") in favor of the Secured Party and the other Holders;

         WHEREAS, pursuant to the Security Agreement, the Depositor granted to the Secured Party and the other Holders, a security interest in certain collateral, including but not limited to all right, title or interest of the Depositor in account number [_________] maintained by the Bank (the "ACCOUNT"); and

         WHEREAS, the Secured Party, the Depositor and the Bank have agreed to execute and deliver this Securities Account Control Agreement in order to perfect the security interest of the Secured Party in the Account;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. THE ACCOUNT. The Bank hereby represents and warrants to the Secured Party and the Depositor that (A) the Account has been established in the name of the Depositor as recited above, and (B) except for the claims and interest of the Secured Party and the Depositor in the Account (subject to any claim in favor of the Bank permitted under SECTION 2), the Bank does not know of any claim to or interest in the Account. All parties agree that the Account is a "securities account" within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") and that all property held by the Bank in the Account will be treated as financial assets under the UCC.

         SECTION 2. PRIORITY OF SECURITY INTEREST. The Bank hereby acknowledges the security interest granted to the Secured Party by the Depositor. The Bank hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to the Depositor nor hypothecate any securities carried in the Account except in connection with the settlement of trading activity permitted to be conducted by the Depositor hereunder. The Bank hereby subordinates all liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any property carried in the Account or any free credit balance in the Account other than in connection with activities in which the Depositor is permitted to engage hereunder, including the payment of the Bank's customary fees, commissions and other charges pursuant to its agreement with the Depositor and for payment or delivery of financial assets purchased or sold for or from the Account.

         SECTION 3. CONTROL. The Bank will comply with entitlement orders originated by the Secured Party concerning the Account without further consent by the Depositor. Except as otherwise provided in SECTION 4 below, the Bank shall also comply with entitlement orders and other instructions concerning the Account originated by the Depositor, or the Depositor's authorized representatives, until such time as the Secured Party delivers a written notice to the Bank that the Secured Party is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." Until the Bank receives a Notice of Exclusive Control, the Bank may distribute to the Depositor all interest and regular cash dividends on property in the Account. After the Bank receives a Notice of Exclusive Control and has had a reasonable opportunity to comply, it will cease complying with entitlement orders or other instructions concerning the Account originated by the Depositor or its representatives and cease distributing interest and dividends on property in the Account to the Depositor. The Bank shall be entitled to rely upon any entitlement order or Notice of Exclusive Control that it reasonably believes to be from the Secured Party. Until it receives a Notice of Exclusive Control, the Bank shall be entitled to continue to act on such instructions from the Depositor as are delivered in form satisfactory to the Bank. The Bank has not agreed and will not agree with any third party that the Bank will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Secured Party and the Depositor.

         SECTION 4. NO WITHDRAWALS. Notwithstanding the provisions of SECTION 3 above, the Bank shall not comply with any entitlement order from the Depositor requiring a free delivery of any financial assets from the Account nor deliver any such financial assets to the Depositor nor pay any free credit balance or other amount owing from the Bank to the Depositor with respect to the Account, except for the distribution of interest or dividends permitted under SECTION 3 above, without the prior written consent of the Secured Party.

         SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. The Bank will send copies of all statements and confirmations concerning the Account to each of the Depositor and the Secured Party at the address set forth in
SECTION 14 below. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, the Bank will make reasonable efforts promptly to notify the Secured Party and the Depositor thereof.

         SECTION 6. LIMITED RESPONSIBILITY OF THE BANK. Except for permitting a withdrawal or payment in violation of SECTIONS 3 or 4 above or advancing margin or other credit to the Depositor in violation of SECTION 2 above, the Bank shall have no responsibility or liability to the Secured Party for complying with entitlement orders concerning the Account from the Depositor or the Depositor's authorized representatives which are received by the Bank before the Bank receives a Notice of Exclusive Control and has had reasonable opportunity to act on it. The Bank shall have no responsibility or liability to the Depositor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by the Secured Party, and shall have no responsibility to investigate the appropriateness of any such entitlement order or Notice of Exclusive Control, even if the Depositor notifies the Bank that the Secured Party is not legally entitled to originate any such entitlement order or Notice of Exclusive Control. This Agreement does not create any obligation or duty of the Bank other than those expressly set forth herein.

         SECTION 7. INDEMNIFICATION OF THE BANK. The Depositor hereby agrees to indemnify and hold harmless the Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this

Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Bank's gross negligence or willful misconduct.

         SECTION 8. OTHER AGREEMENT. In the event of a conflict between this Agreement and any other agreement between the Bank and the Depositor, the terms of this Agreement will prevail; PROVIDED, HOWEVER, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between the Bank and the Depositor pursuant to a separate agreement.

         SECTION 9. TERMINATION. This Agreement shall continue in effect until the Secured Party has notified the Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of the Bank under SECTIONS 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Secured Party shall have no further right to originate entitlement orders concerning the Account and any previous Notice of Exclusive Control delivered by the Secured Party shall be deemed to be of no further force and effect.

         SECTION 10. COMPLETE AGREEMENT. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to SECTION 8 above supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

         SECTION 11. AMENDMENTS. No amendment, modification or (except as otherwise specified in SECTION 9 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under SECTION 13 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

         SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

         SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Agreement may be assigned by the Secured Party to any successor of the Secured Party under its security agreement with the Depositor, provided that written notice thereof is given by the Secured Party to the Bank.

         SECTION 14. NOTICES. All notices, requests and demands to or upon the Secured Party or the Depositor shall be effected in the manner provided for in
Section 8.01 of the Indenture; PROVIDED that any such notice, request or demand to or upon the Bank shall be addressed to the Bank at its notice address set forth on SCHEDULE 1.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         SECTION 16. CHOICE OF LAW. Regardless of any provision in any other agreement relating to the Account, the parties hereto agree that, subject to
SECTION 8 of this Agreement, the establishment and maintenance of the Account, and all interests, duties and obligations with respect to the Account, shall be governed by the law of the State of New York.

                                       SIGNATURES:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Secured Party

                                       By:______________________________________
                                       Name:
                                       Title:

                                       [APPLICABLE GRANTOR]


                                       By:______________________________________
                                       Name:
                                       Title:



                                       [BANK]

                                       By:______________________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE 1




                           NOTICE ADDRESS OF THE BANK

                                   Annex IV to
                               SECURITY AGREEMENT

                                     FORM OF
                             PERFECTION CERTIFICATE

         Reference is made to that certain Indenture dated as of December 29, 2005 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the "INDENTURE") among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee for the Holders (as therein defined) (in such capacity, the "SECURED PARTY"), NATIONAL COAL CORP. (the "PARENT"), as Issuer, and the Subsidiary Grantors (as therein defined). Capitalized terms used but not defined herein have the meanings assigned in the Indenture or, if not defined therein, in the Security Agreement dated as of December 29, 2005 made by the Parent in favor of the Secured Party (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

         The undersigned, [the President] [a Vice President] of the Parent, hereby certifies to the Secured Party as follows:

1.       NAMES.

         (a) The exact corporate name of each Grantor, as such name appears in its certificate of incorporation, is as follows:

         1.       The Parent corporation is as follows:

         National Coal Corp., a Florida corporation, whose principal office is located at 8915 George Williams Road, Knoxville, Tennessee 37923. The Parent corporation is not engaged in any business except as a holding company, which owns 100% of the stock of National Coal Corporation.

         2.       The subsidiary corporations are as follows:

                  a. National Coal Corporation- incorporated in Tennessee and also qualified to do business in Kentucky;

                  b.       NC  Transportation,  Inc.- incorporated in Tennessee;
         and

                  c.       NC Railroad, Inc.- incorporated in Tennessee.

         (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

---------------------------------------------------------------------------------------------
           GRANTOR                     FORMER NAME                    DATE OF CHANGE
---------------------------------------------------------------------------------------------
National Coal Corp., a Florida   The Southern Group, Inc.   National Coal Corporation, the
corporation and parent of                                   Tennessee corporation and wholly
National Coal Corporation.                                  owned subsidiary of National Coal
                                                            Corp. (Fla) effected a reverse
                                                            merger with the Southern Group,
                                                            Inc. on April 22, 2003, see
                                                            Schedule 3.
---------------------------------------------------------------------------------------------
The other Grantors are wholly
owned subsidiaries of National
Coal Corporation (TN) and none
have had any changes.
---------------------------------------------------------------------------------------------


         (c) Except as set forth in SCHEDULE 3 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in SCHEDULE 3 the information required by SECTIONS 1 and 2 of this certificate as to each acquired or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

         Each Grantor has used only its incorporated name.

         (e) Set forth below is the organizational number of each Grantor that is a registered organization:


--------------------------------------------------------------------------------
          GRANTOR            STATE/PROVINCE INCORPORATED   ORGANIZATION NUMBER
--------------------------------------------------------------------------------
    National Coal Corp.                Florida                P95000061770
--------------------------------------------------------------------------------
 National Coal Corporation            Tennessee                  0440768
--------------------------------------------------------------------------------
  NC Transportation, Inc.             Tennessee                  0478922
--------------------------------------------------------------------------------
     NC Railroad, Inc.                Tennessee                  0507850
--------------------------------------------------------------------------------

         (f) Set forth below is the Federal Taxpayer Identification Number of each Grantor, if applicable:

--------------------------------------------------------------------------------
          GRANTOR                                            FEIN
--------------------------------------------------------------------------------
    National Coal Corp.                                   65-0601272
--------------------------------------------------------------------------------
 National Coal Corporation                                41-2077382
--------------------------------------------------------------------------------
  NC Transportation, Inc.                                 35-2238469
--------------------------------------------------------------------------------
     NC Railroad, Inc.                                   Applied For
--------------------------------------------------------------------------------

2.       CURRENT LOCATIONS.

         (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

--------------------------------------------------------------------------------
          GRANTOR                            CHIEF EXECUTIVE OFFICE
--------------------------------------------------------------------------------
    National Coal Corp.                   8915 George Williams Road,
                                          Knoxville, Tennessee 37923
--------------------------------------------------------------------------------
 National Coal Corporation                8915 George Williams Road,
                                          Knoxville, Tennessee 37923
--------------------------------------------------------------------------------
  NC Transportation, Inc.                 130 Coal Street,
                                          Huntsville, Tennessee 37756
--------------------------------------------------------------------------------
     NC Railroad, Inc.                    8915 George Williams Road,
                                          Knoxville, Tennessee 37923
--------------------------------------------------------------------------------

         (b) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

--------------------------------------------------------------------------------
          GRANTOR                                     JURISDICTION
--------------------------------------------------------------------------------
    National Coal Corp.                                 Florida
--------------------------------------------------------------------------------
 National Coal Corporation                             Tennessee
--------------------------------------------------------------------------------
  NC Transportation, Inc.                              Tennessee
--------------------------------------------------------------------------------
     NC Railroad, Inc.                                 Tennessee
--------------------------------------------------------------------------------

         (c) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains (or has at any time during the preceding one year maintained) any Equipment or other Collateral, or any books and records related thereto, and not identified above:

--------------------------------------------------------------------------------
          GRANTOR                               LOCATION
--------------------------------------------------------------------------------
National Coal Corporation     Anderson, Campbell, and Scott Counties, Tennessee,
                              and Bell, Harlan, and Leslie counties, Kentucky
--------------------------------------------------------------------------------
NC Transportation, Inc.       Campbell and Scott Counties, Tennessee
--------------------------------------------------------------------------------
NC Railroad, Inc.             None yet, but the assets will upon purchase be
                              located in Anderson, Campbell and Scott Counties,
                              Tennessee
--------------------------------------------------------------------------------

         (d) Set forth below are all the places of business of each Grantor not identified in paragraph (a), (b) or (c) above:

         N/A

         (e) Set forth below are the names and addresses of all Persons other than the Grantors that have possession of any of the Collateral of any
Grantor:

--------------------------------------------------------------------------------
      THIRD PARTY POSSESSING COLLATERAL             ADDRESS OF THIRD PARTY
--------------------------------------------------------------------------------
DB Zwirn Special Opportunities Fund, L.P.,        745 5th Avenue, 18th Floor,
as Administrative Agent                           New York, New York 10151
--------------------------------------------------------------------------------


3. SCHEDULE OF FILING. Attached hereto as SCHEDULE 4 is a schedule setting forth, with respect to the UCC-1 financing statements to be filed in respect of each Grantor in connection with the Security Agreement, each filing and the filing office in which such filing is to be made.

4. STOCK OWNERSHIP AND OTHER EQUITY INTERESTS. Attached hereto as SCHEDULE 5 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Subsidiary of the Parent and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on
         SCHEDULE 5 is each equity investment of the Parent or any Subsidiary of the Parent that represents 50% or less of the equity of the entity in which such investment was made.

5. DEBT INSTRUMENTS. Attached hereto as SCHEDULE 6 is a true and correct list of all instruments, including any promissory notes, and other evidence of indebtedness held by the Parent and each of its
         Subsidiaries, which are required to be pledged under the Security Agreement, including all intercompany notes between the Parent and any Subsidiary of the Parent and each such Subsidiary and any other such Subsidiary.

6. ADVANCES. Attached hereto as SCHEDULE 7 is (a) a true and correct list of all advances made by the Parent to any Subsidiary of the Parent or made by any Subsidiary of the Parent to the Parent or to any other Subsidiary (other than those identified on SCHEDULE 6), and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Parent or any Subsidiary of the Parent.

7. MORTGAGE FILINGS. Attached hereto as SCHEDULE 8 is a schedule setting forth, with respect to each parcel of real property owned by any
         Grantor: (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to CLAUSE (A), the exact name of the current record holder of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a mortgage or deed of trust (as applicable) with respect to such property must be filed or recorded in order for the Secured Party to obtain a perfected mortgage lien thereon. No Grantor other than National Coal Corporation has any interest or estate in any lease or sublease of real property, and each lease and sublease of real property held by National Coal Corporation is listed on either (i) Schedule B to the Fee and Leasehold Mortgage, Assignment of Leases and Subleases, Security Agreement, Fixture Filing and As-Extracted Collateral Filing made by National Coal Corporation, as mortgagor, in favor of Wells Fargo Bank, N.A., as Collateral Agent and mortgagee, dated as of December 29, 2005, to be recorded in the Counties of Bell, Harlan and Leslie in the State of Kentucky or (ii) Schedule B to the Fee and Leasehold Deed of Trust, Assignment of Leases and Subleases, Security Agreement, Fixture Filing and As-Extracted Collateral Filing made by National Coal Corporation, as grantor, in favor of William C. Gullett, Esq., as Trustee, for the benefit of Wells Fargo Bank, N.A., as Collateral Agent and beneficiary, dated as of December 29, 2005, to be recorded in the counties of Anderson, Campbell, Scott and Knox in the State of Tennessee.

8. INTELLECTUAL PROPERTY. Attached hereto as SCHEDULE 9(A) is a schedule setting forth all of each Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by such Grantor. Attached hereto as SCHEDULE 9(B) is a schedule setting forth all of each Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by such Grantor.

9. COMMERCIAL TORT CLAIMS. Attached hereto as SCHEDULE 10 is a true and correct list of commercial tort claims held by each Grantor, including a brief description thereof.

10. DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Attached hereto as SCHEDULE 11 is (i) a true and correct list of each and every Deposit Account and Securities Account owned by each Grantor and (ii) a true and correct list of Deposit Accounts owned by each Grantor used exclusively for payroll purposes.

11.      DIRECTORS  AND PERSONS  CONTROLLING  THE BUSINESS.  Attached  hereto as
         SCHEDULE 12 is a true and correct list of each director or other person (including shareholders or members) that controls each Grantor.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this __ day of December, 2005.



                                       ------------------------------
                                       By:
                                       Title:



                                       ------------------------------
                                       By:
                                       Title:

                                   SCHEDULE 3
                            to Perfection Certificate


                   CHANGES IN IDENTITY OR CORPORATE STRUCTURE

         The Southern Group International, Inc. was a Florida corporation. On April 23, 2003 National Coal Corporation, a Tennessee corporation, effected a reverse merger pursuant to which the original shareholders of Southern Group International, Inc. received approximately 5.5 % of the shares of stock of the merged company and the original shareholders of National Coal Corporation received approximately 94,5% of the shares of stock of the merged company in exchange for all of the stock they held in National Coal Corporation. National Coal Corporation then became a wholly owned subsidiary of Southern Group International, Inc. Southern Group International, Inc. changed its name to National Coal Corp., a Florida corporation, on August 3, 2003.

                                   SCHEDULE 4
                            to Perfection Certificate


                           UCC-1 FILINGS FOR INDENTURE

--------------------------------------------------------------------------------
         DEBTOR                      SECURED PARTY             JURISDICTION
--------------------------------------------------------------------------------
National Coal Corp.          Wells Fargo Bank, National          Florida
                             Association, as Trustee
--------------------------------------------- ----------------------------------
National Coal Corporation    Wells Fargo Bank, National         Tennessee
                             Association, as Trustee
--------------------------------------------- ----------------------------------
NC Transportation, Inc.      Wells Fargo Bank, National         Tennessee
                             Association, as Trustee
--------------------------------------------- ----------------------------------
NC Railroad, Inc.            Wells Fargo Bank, National         Tennessee
                             Association, as Trustee
--------------------------------------------- ----------------------------------

                                   SCHEDULE 5
                            to Perfection Certificate


                                  PLEDGED STOCK

--------------------------- ------------- -------------------- ------------------ -------------------
           ISSUER             NUMBER OF    REGISTERED OWNER     NUMBER AND CLASS   PERCENTAGE OF ALL
                             CERTIFICATE                          OF INTEREST      SUCH OUTSTANDING
                                                                                      INTERESTS
--------------------------- ------------- -------------------- ------------------ -------------------
 National Coal Corporation       17       National Coal Corp.     20,000,000            100%
                                          (presently held by        Common
                                               DB Zwirn)
--------------------------- ------------- -------------------- ------------------ -------------------
  NC Transportation, Inc.         1          National Coal           1000               100%
                                              Corporation           Common
                                          (presently held by
                                               DB Zwirn)
--------------------------- ------------- -------------------- ------------------ -------------------
     NC Railroad, Inc.            1          National Coal           1000               100%
                                              Corporation           Common
--------------------------- ------------- -------------------- ------------------ -------------------

                                   SCHEDULE 6
                            to Perfection Certificate


                                DEBT INSTRUMENTS

         None.

                                   SCHEDULE 7
                            to Perfection Certificate


                                    ADVANCES

         National Coal Corporation made a contribution of capital to effect the formation of NC Transportation, Inc. equal to the value of the trucks then transferred from National Coal Corporation to NC Transportation, Inc.

         National Coal Corporation will make a similar contribution of capital to NC Railroad, Inc. to effect the purchase and upgrade of the rail line being purchased form Norfolk Southern.

         Both of the above described formations of the two subsidiary companies have or are being made through contributions of capital, rather than loans, so that there is not any claim of undercapitalization.

                                   SCHEDULE 8
                            to Perfection Certificate


                                MORTGAGE FILINGS

---------------------- --------------------------- ------------------------------ ------------------------------------
        OWNER             CURRENT RECORD OWNER           PROPERTY LOCATION                  FILING LOCATION
---------------------- --------------------------- ------------------------------ ------------------------------------
National Coal          National Coal Corporation   Knox County, Tennessee         Knox County, Tennessee
Corporation
---------------------- --------------------------- ------------------------------ ------------------------------------
National Coal          National Coal Corporation   Anderson, Campbell and Scott   Anderson, Campbell, and Scott
Corporation                                        Counties, Tennessee            Counties, Tennessee
---------------------- --------------------------- ------------------------------ ------------------------------------
National Coal          National Coal Corporation   Bell, Harlan, and Leslie       Bell, Harlan, and Leslie Counties,
Corporation                                        Counties, Kentucky             Kentucky
---------------------- --------------------------- ------------------------------ ------------------------------------

                                  SCHEDULE 9(A)
                            to Perfection Certificate


                                  U.S. PATENTS

                                      None.
                            U.S. PATENT APPLICATIONS

                                      None.

                          NON-U.S. PATENT APPLICATIONS

                                      None.

                          U.S. TRADEMARK REGISTRATIONS

------------------------------- ---------------- -------------- -------------- -------------- ------------ -----------------

          TRADEMARK               FILING DATE      APPL. NO.     ISSUE DATE      REG. NO.       STATUS          OWNER
------------------------------- ---------------- -------------- -------------- -------------- ------------ -----------------
NCC                                 8/4/03                         5/20/04       2,835,601     Effective    National Coal
                                                                                                             Corporation
------------------------------- ---------------- -------------- -------------- -------------- ------------ -----------------
NCC                                                              07/07/2003                    Effective    National Coal
(Tennessee Registration)                                                                                     Corporation
------------------------------- ---------------- -------------- -------------- -------------- ------------ -----------------
N                                  1/18/2005       78549105                    Not Available    Pending     National Coal
                                                                                                             Corporation
                                  (Serial No.)
------------------------------- ---------------- -------------- -------------- -------------- ------------ -----------------



                        NON-U.S. TRADEMARK REGISTRATIONS

                                      None.

                              COMMON LAW TRADEMARKS

                                      None.

                                    LICENSES

                                     PART 1

                             Licenses/Sublicenses Of
                       Grantor As Licensor On Date Hereof

                                   A. PATENTS

                                      None.

                                  B. TRADEMARKS

                                      None.

                                     PART 2

                             Licenses/Sublicenses Of
                       Grantor As Licensee On Date Hereof

                                   A. PATENTS

                                      None.

                                  B. TRADEMARKS

                                      None.

                                  SCHEDULE 9(B)
                            to Perfection Certificate


                        U.S. COPYRIGHTS OWNED BY GRANTOR


         None.

                                   SCHEDULE 10
                            to Perfection Certificate


                             COMMERCIAL TORT CLAIMS


         None.

                                   SCHEDULE 11
                            to Perfection Certificate


               DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS OF GRANTOR

--------------------------- ----------------------- ----------------------- ----------------------- ------------------
         Grantor               Depository Bank         Type of Account          Account Number           Balance
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
National Coal Corporation      Bank of America            Operating             0037 8677 7654          $203,836
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
National Coal Corporation      Bank of America             Payroll              0037 8677 7625           $5,809
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
National Coal Corporation    First Volunteer Bank       Mine Operating            305115782              $22,226
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
 NC Transportation, Inc.       Bank of America            Operating             0037 8354 5672            $953
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
 NC Transportation, Inc.       Bank of America             Payroll              0037 8354 5685           $6,736
--------------------------- ----------------------- ----------------------- ----------------------- ------------------



                 ACCOUNTS USED EXCLUSIVELY FOR PAYROLL PURPOSES

--------------------------- ----------------------- ----------------------- ----------------------- ------------------
         Grantor               Depository Bank         Type of Account          Account Number           Balance
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
National Coal Corporation      Bank of America             Payroll              0037 8677 7625           $5,809
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
 NC Transportation, Inc.       Bank of America             Payroll              0037 8354 5685           $6,736
--------------------------- ----------------------- ----------------------- ----------------------- ------------------


         CDs held by Sevier County Bank, as security for the issuance of the various letters of Credit issued for the benefit of the U.S. Office of Surface Mining to insure that National Coal Corporation completes all reclamation of disturbed surface areas where it conducts mining operations. See Attached
Schedule 11A.

         National Coal Corporation has on deposit directly with the U.S. Office of Surface Mining cash in the amount of $257,500.00 to secure the requirement that National coal Corporation complete the reclamation of the surface disturbance with respect Tennessee Mine # 2, Permit no. 3132.

                                   SCHEDULE 12
                            to Perfection Certificate


                DIRECTORS OR PERSONS CONTROLLING THE BUSINESS OF
                                     COMPANY


DIRECTORS

Jon E. Nix, Chairman

T. Michael Love

Kenneth Scott

Scott Filstrup

Robert Heinlein


OFFICERS
--------------------------------------------------------------------------------
             NAME                                          TITLE
--------------------------------------------------------------------------------
          Jon E. Nix                                 President and CEO
--------------------------------------------------------------------------------
        T. Michael Love CFO
--------------------------------------------------------------------------------
         Jeanne B. Nix                                   Secretary
--------------------------------------------------------------------------------
        Charles W. Kite                            VP and General Counsel
--------------------------------------------------------------------------------

SHAREHOLDERS

The shareholders holding 5% or more are as follows:

Jon E. Nix

Jenco, Inc., a Tennessee corporation owned 100% by Jon E. Nix

Crestview Capital Master LLC All other shareholders own less that 5%.

                            NATIONAL COAL CORPORATION


DIRECTORS

Jon E. Nix, Chairman

T. Michael Love

Kenneth Scott

Scott Filstrup

Robert Heinlein


OFFICERS
--------------------------------------------------------------------------------
             NAME                                        TITLE
--------------------------------------------------------------------------------
          Jon E. Nix                               President and CEO
--------------------------------------------------------------------------------
      T. Michael Love CFO
--------------------------------------------------------------------------------
       Kenneth F. Hodak                                   COO
--------------------------------------------------------------------------------
         Jeanne B. Nix                                 Secretary
--------------------------------------------------------------------------------
        Charles W. Kite                      Senior VP and General Counsel
--------------------------------------------------------------------------------

SHAREHOLDERS

National Coal Corp. holds 100%

                             NC TRANSPORTATION, INC.


DIRECTORS

Jon E. Nix
Jeanne B. Nix
Charles W. Kite

OFFICERS
--------------------------------------------------------------------------------
               NAME                                       TITLE
--------------------------------------------------------------------------------
            Jon E. Nix                              President and CEO
--------------------------------------------------------------------------------
           Jeanne B. Nix                                Secretary
--------------------------------------------------------------------------------
          Charles W. Kite                     Senior VP and General Counsel
--------------------------------------------------------------------------------

SHAREHOLDERS

National Coal Corp. holds 100%

                                NC RAILROAD, INC.


DIRECTORS

Robert Pardue
Jeff Samples
B. Nix


OFFICERS
--------------------------------------------------------------------------------
            NAME                                        TITLE
--------------------------------------------------------------------------------
        Robert Pardue                                 President
--------------------------------------------------------------------------------
        Jeff Samples                                  Secretary
--------------------------------------------------------------------------------

SHAREHOLDERS

National Coal Corp. holds 100%